UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2021

AGAPE ATP CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	36-4838886
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1705 – 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia,

Taman Desa, Kuala Lumpur, Malaysia (Postal Code: 58100).

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code

+(60) 192230099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	AATP	OTC Markets – Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 25, 2021, Agape ATP Corporation (“ATP” or the “Company”) and shareholders (the “Sellers”) of DSY Wellness & Longevity Center Sdn. Bhd. and DSY Medical Education Sdn. Bhd. entered into a non-binding Letter of Intent (“LOI”) for the acquisition of 51% of the issued and outstanding capital stock of DSY Wellness & Longevity Center Sdn. Bhd. and DSY Medical Education Sdn. Bhd. (the “Target Shares”). Subject to the terms and conditions, the Company will issue and allot its common stock to the Sellers and the Company will purchase the Target Shares. After execution of this LOI, both parties shall proceed in good faith to complete the negotiation and execution of the definitive transaction documents. Except for the provisions with regards to confidentiality, term of validity, no binding agreement, applicable law and arbitration, and miscellaneous, the LOI is not legally binding on the parties. Any conclusion of definitive transaction documents by the Company related to such transaction will be subject to the approval of the Board of Directors or other approval requirements, if applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 29, 2021	AGAPE ATP CORPORATION

	By:	/s/ How Kok Choong
	Name:	How Kok Choong
	Title:	Chief Executive Officer, Chief Operating Officer
President, Director, Secretary and Treasurer
(Principal Executive Officer and Principal Accounting Officer)

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